EXHIBIT 99.1


                              TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of April 6, 2005, by and between ICOA, INC., a Nevada corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").


                                    Recitals:

     WHEREAS, the Company and the Investor entered into a securities purchase agreement dated as of March 19, 2004 (the "Securities Purchase Agreement"), an investor's registration rights agreement dated as of March 19, 2004 (the "Investor's Registration Rights Agreement"), an escrow agreement dated as of March 19, 2004 (the "Escrow Agreement"), two convertible debentures dated as of March 19, 2004 and May 10, 2004, respectively (the "Convertible Debentures"), a security agreement dated as of March 19, 2004 (the "Security Agreement"), and an irrevocable transfer agent instructions dated as of March 19, 2004 (the
"Irrevocable Transfer Agent Instructions"). (Collectively, the Securities Purchase Agreement, the Investors Registration Rights Agreement, the Escrow Agreement, the Convertible Debentures, and the Irrevocable Transfer Agent Instructions are referred to as the "Transaction Documents.") The Security Agreement shall not be included in the collective "Transaction Documents".

     NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Termination. Each of the parties to this Agreement hereby terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

     2. Each of the parties to this Agreement hereby agree that the Security Agreement shall remain in full force and effect after the termination of the Transaction Documents, and shall act as security relevant to the Secured Promissory Note to be entered into by and between the Company and Investor on the date hereof.

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                                  EXHIBIT 99.1


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     IN WITNESS WHEREOF,  the parties have signed and delivered this Termination
Agreement on the date first set forth above.



                                            ICOA, INC.

                                            By:/s/ Richard Schiffmann
                                                   -----------------------------
                                            Name:   Richard Schiffmann
                                            Title:  President

                                            CORNELL CAPITAL PARTNERS, LP

                                            By: Yorkville Advisors, LLC
                                            Its: General Partner

                                            By: /s/ Mark Angelo
                                                    ----------------------------
                                            Name:   Mark A. Angelo
                                            Title:  Portfolio Manager






























                                  EXHIBIT 99.1